Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. ss. 1350,
AS ADOPTED PURSUANT TO
ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of SulphCo, Inc. (the “Company”) for the quarterly period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rudolf W. Gunnerman, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Alan L. Austin, Jr., Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rudolf W. Gunnerman
——————————————
Rudolf W. Gunnerman
Chairman of the Board of Directors
and Chief Executive Officer

April 27, 2005

/s/ Alan L. Austin, Jr.
——————————————
Alan L. Austin, Jr.
Principal Financial
and Accounting Officer

April 27, 2005

This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended

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